UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 24, 2022

BED BATH & BEYOND INC.
(Exact name of registrant as specified in its charter)

New York	0-20214	11-2250488
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

650 Liberty Avenue, Union, New Jersey 07083
(Address of principal executive offices)(Zip Code)

(908) 688-0888
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	BBBY	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On March 24, 2022, Bed Bath & Beyond Inc. (the “Company”) entered into a cooperation agreement (the “Cooperation Agreement”) with RC Ventures LLC and Ryan Cohen (together, “RC Ventures”).

Pursuant to the Cooperation Agreement, the Company has agreed to increase the size of its board of directors (the “Board”) by three directors to a total of 14 directors and appoint Marjorie L. Bowen, Shelly C. Lombard and Benjamin (Ben) Rosenzweig (the “New Directors”) as independent members of the Board, each with a term expiring at the Company’s 2022 annual meeting of shareholders (the “2022 Annual Meeting”), anticipated to be held in July 2022. The Company has further agreed that, effective at the 2022 Annual Meeting, the size of the Board will be reduced by three directors to a total of 11 directors. The Board will nominate each of the New Directors (or their replacements appointed in accordance with the terms of the Cooperation Agreement) for election as directors at the 2022 Annual Meeting. Additionally, the Company has agreed that, effective as of the date hereof, Marjorie L. Bowen and Benjamin (Ben) Rosenzweig will join a four-member Strategy Committee of the Board (the “Strategy Committee”) primarily focused on supporting the Board’s oversight and review of a strategic analysis of the Company’s buybuy BABY banner. Andrea Weiss and Sue E. Gove, existing independent directors of the Company’s Board, will also serve on the Strategy Committee, and Ms. Gove will serve as its Chair.

As part of the Cooperation Agreement, RC Ventures has agreed to customary standstill provisions, which provide that from the date of the Cooperation Agreement until the earlier of (a) the date that is 30 calendar days prior to the deadline for the submission of director nominations by shareholders for the Company’s 2023 Annual Meeting or (b) the date that is 120 calendar days prior to the first anniversary of the 2022 Annual Meeting (such period, the “Standstill Period”), RC Ventures will not, among other things: (i) acquire beneficial ownership in, or aggregate economic exposure to, directly or indirectly, more than 19.9% of the Company’s outstanding common stock; (ii) make any proposal for consideration by shareholders at any annual or special meeting of shareholders of the Company; (iii) make any offer or proposal with respect to any extraordinary transactions; or (iv) seek, alone or in concert with others, the appointment, election or removal of any directors in opposition to any recommendation of the Board, in each case as further described in the Cooperation Agreement. As part of the Cooperation Agreement, the Company has permitted RC Ventures to acquire, whether in a single transaction or multiple transactions from time to time, additional shares of the Company’s common stock to the extent such acquisitions would result in RC Ventures having beneficial ownership of no more than 19.9% of the outstanding shares.

RC Ventures has also agreed that, during the Standstill Period, it will, and will cause its affiliates and associates to, vote its shares of the Company’s common stock at any meeting of the Company’s shareholders in favor of each director nominated and recommended by the Board for election at any such meeting and, subject to certain exceptions, in support of other proposals as recommended by the Board.

Pursuant to the Cooperation Agreement, the New Directors will receive the same benefits and the same compensation as other non-management directors on the Board.

A copy of the Cooperation Agreement is filed with this Form 8-K as Exhibit 10.1 and incorporated by reference herein. The foregoing description of the Cooperation Agreement is qualified in its entirety by reference to the full text of the Cooperation Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Cooperation Agreement, effective as of March 24, 2022, the Board (a) voted to increase the size of the Board to 14 directors, creating a total of three vacancies, and (b) appointed Marjorie L. Bowen, Shelly C. Lombard and Benjamin (Ben) Rosenzweig to fill the resulting vacancies, with terms expiring at the 2022 Annual Meeting. In addition, along with existing directors Ms. Gove and Ms. Weiss, Ms. Bowen and Mr. Rosenzweig were appointed to the Strategy Committee, effective as of the same date.

Other than as described in Item 1.01 of this Form 8-K and the Cooperation Agreement, there are no arrangements or understandings between any of the New Directors or any other persons pursuant to which any of the New Directors were named a director of the Company. None of the New Directors or their immediate family members have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

Item 1.01 of this Form 8-K is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

A copy of the joint press release of the Company and RC Ventures announcing the entry into the Cooperation Agreement is furnished with this Form 8-K as Exhibit 99.1.

The information furnished herewith pursuant to this Item 7.01 of this Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.
Exhibit No.	Description

10.1	Cooperation Agreement, dated as of March 24, 2022, by and among Bed Bath & Beyond Inc., RC Ventures LLC and Ryan Cohen
99.1	Joint Press Release issued by Bed Bath & Beyond Inc. and RC Ventures LLC, dated as of March 25, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BED BATH & BEYOND INC.
(Registrant)

Date: March 25, 2022	By:	/s/ Gustavo Arnal
Gustavo Arnal
Chief Financial Officer